As Adopted 3/29/94

                     A CODE OF ETHICS APPLICABLE TO PERSONS
                  AFFILIATED WITH INVESTORS RESEARCH FUND, INC.
                      RESPECTING TRANSACTIONS IN SECURITIES
                             OF INTEREST TO THE FUND

A.   GENERAL STATEMENT OF CONDUCT RELATIVE TO CERTAIN SECURITIES TRANSACTIONS

          It is the purpose of the persons associated with Investors Research Fund, Inc. (the Fund) to carry on their activities with the primary objective of benefiting the shareholders of the Fund. To that end, the Fund's portfolio and property transactions must be carried out exclusively with the objective of benefitting the shareholders and without potentially interfering activities of persons affiliated with the Fund. This Code of Ethics has been adopted by the Fund to clarify, confirm and codify critical legal and ethical obligations of persons affiliated with the Fund with respect to both the Fund's portfolio and property transactions and their personal investment activities. It also identifies certain legal requirements imposed upon persons affiliated with mutual funds by federal law, including the obligation to periodically file certain reports with the Fund.

B.   UNLAWFUL ACTIONS.

     1. It is a Violation Of law for any affiliate person of Investors Research Fund, Inc. to knowingly sell any security or other property to the Fund, to knowingly purchase any security or other property from the Fund, or to borrow money or other property from the Fund, unless the person has an order from the Securities and Exchange Commission expressly authorizing the specific transaction. Other exceptions to this rule are the purchase and sale of shares issued by the Fund itself and the purchase and sale of merchandise by the Fund from or to a company in the ordinary course of business

     2. It is a violation of law for any affiliate person of Investors Research Fund, Inc. to engage in any of the following acts, practices or course of business in connection with the direct or indirect purchase by the person of a security which is then held by the Fund or in Connection with the direct or indirect sale by the person of any security which is to be acquired by the Fund:

          (a) To employ any device, scheme, or artifice to defraud Investors Research Fund;

          (b) To make to Investors Research Fund any untrue statement of a material fact or to omit to state to the Fund a material fact necessary in order to make the statement made, in light of the circumstances under which they are made, not misleading;

          (c) To engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon Investors Research Fund; and

          (d)  To engage in any manipulative practice with respect to the Fund.

C.   UNETHICAL PRACTICES.

     1. The Board of Directors of the Fund recognizes that it is good business practice not only to act in accordance with laws applicable to Fund personnel, but also to avoid any appearance of impropriety in conducting the affairs of the Fund. Therefore, the Board declares that it is an unethical practice for any affiliate person of the Fund to knowingly trade in any security currently held by the Fund or any security to be acquired by the Fund (as defined in this Code of Ethics) within the 15-day period before the security is sold by the Fund or the 15-day period before the security is acquired by the Fund or a decision is made by the Fund not to acquire such security.

     2. The Board of Directors also recognizes that it is important that persons affiliated with the Fund maintain the confidential nature of portfolio sales and acquisitions which are being contemplated by the Fund. Therefore, the Board declares that it is an unethical Practice for affiliate persons of the Fund to disclose to non-access persons possible specific portfolio transactions which are known to be under active consideration by the Fund during the period in which they are under individual consideration.

     3. The Board of Directors also declares that it is an unethical practice for affiliate persons of the Fund to cause or to knowingly allow trading in securities as described in paragraph C(l) above by any account in which such affiliate person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership in the security.

     4. The Board Of Directors is of the view that the officers and directors of the Fund have a duty to the Fund shareholders to make reasonable efforts to prevent violations of the legal obligations set forth in Part B of this Code of Ethics by all persons affiliated with the Fund. Therefore, the Board of Directors of the Fund declares that it is an unethical practice for it to employ an investment adviser which has not adopted the Code of Ethics required of an adviser by 17 CFR
          Section 270.17j-l(b)(1) or an adviser which, having adopted such code, does not make reasonable efforts to enforce its Code of Ethics.

D.   REPORTS REQUIRED TO BE MADE TO INVESTORS RESEARCH FUND, INC..

     1.   SECURITIES TRANSACTIONS REPORTS.

          (a) Every access person of the Fund (as defined in this Code of Ethics) must report to the Fund (through the Securities Transaction Report) the information described below with respect to any transaction in any security affected during a calendar quarter in which such access person has, or by reason of such transaction acquired any direct or indirect beneficial interest in the security.

          (b) Every Securities Transaction Report by an access person required as above must be made not later than ten (10) calendar days after the end of the calendar quarter in which the transaction to which the report relates was effected-

          (c) Every Securities Transaction Report shall contain the following information:

               (i) The date of the transaction, the title of the security and the number of shares, and the principal amount of each security involved;

               (ii) The nature of the transaction (that is, purchase or sale 'or any other type of acquisition or disposition);

               (iii) The price at which the transaction was affected; and

               (iv). The name of the broker, dealer, bank, or other entity with or through whom the transaction was effected,

          (d) If he or she wishes to do so, the person making a Securities Transaction Report may insert a statement in such report to the affect that the report shall not be construed as an admission by the person making the report that be or she has any direct or indirect beneficial ownership in the security to which the report relates.

     3. 1/2 OF 1% OWNERSHIP POSITION REPORT. Every access person shall report immediately to the Fund's Compliance Officer the name of any publicly owned company (or any company anticipating a public offering of an equity security) and the total number of such company's shares beneficially owned by him if such ownership is more than 1/2 of 1% of the total outstanding shares of such company.

     4.   EXCEPTIONS TO THE GENERAL REPORTING REQUIREMENT.

          (a)  No Person is required to make a securities Transaction Report:

               (i) With respect to transactions effected for any account over which he or she does not have any direct or indirect influence or control;

               (ii) If he or she has a legal  relationship to the Fund solely as a director of the fund and would otherwise be required to make such a report solely by reason of being a director of the Fund, except where such director knew or, in the ordinary course of fulfilling his official duties as a director of the Fund, should have known that, during the 15-day period immediately preceding or after the date of the transaction in a security by the director, such security was held or was purchased or sold by the Fund or such purchase or sale by the Fund is being or was considered by either the Fund or its investment adviser.

E. DEFINITION. Note: Some of the statutory or regulation definitions set out below have been modified slightly in the interest of easier understanding.

     1.   FUND. The term "Fund" has reference to Investors Research Fund, Inc.

     2. ACCESS PERSONS. The term "access person" means any director (including an independent director), officer, or advisory person of the Fund.

     3.   ADVISORY PERSON. The term "advisory person" means:

(a) Any employee of the Fund or of any company in a control relationship to the Fund, e.g., Lakeview Securities Corporation, who, in connection with his regular functions or duties, makes, participates in, or obtains information regarding, the purchase or sale of a SECURITY (as defined below) by the Fund, or whose functions relate to the making of any recommendation with respect to such purchases or sales; and

(b) any natural person in a control relationship to the Fund who obtains information concerning recommendations made to such Fund with regard to the purchase or sale of a security.

4. Affiliated Person. The term, as applied with respect to Investors Research Fund, Inc., means:

(a) Any officer, director, or employee of the Fund;

(b) Any investment adviser of the Fund or any member of an advisory board of the Fund.

(c) Any person directly or indirectly controlling, controlled by, or under common control with, the Fund,

(d) Any person directly or indirectly owning, controlling, or holding with power to vote, 5 per centum or more of the outstanding voting securities of the Fund; and

(e) Any company 5 per centum or more of whose outstanding voting securities are directly or indirectly owned, controlled, or hold with power to vote, by the Fund;

5. Beneficial Interest. The term "beneficial interests shall be interpreted in the same manner as it would be in determining whether a person is subject to the provisions of Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder, except that the determination of direct or indirect beneficial interest will apply to all securities which an access person has or acquires.

Generally, a person is regarded as having a beneficial interest in those securities held in his or her name, the name of his or her spouse, the names of his or her minor children who reside with him or her, and any other relatives (parents, adult children, brothers, sisters, etc.) whose investments he or she directs or controls, whether the person lives with him/her or not. A person may also be regarded as having a beneficial interest in securities held in the name of another person (individual, partner, corporation, trust, custodian, or other entity) if, by reason of any contract, understanding or relationship, he or she obtains or may obtain therefrom benefits substantially equivalent to those of ownership. A person does not derive a beneficial interest by virtue of serving as a trustee or executor or administrator unless he or she or a member of his or her immediate family, has a vested interest in the income or corpus of the trust or estate.

6.  CONTROL.  The term  "control" if shall have the same meaning as set forth in
Section 2 (a) (9) of the 1940 Act. That section provides as follows:

"Control" means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company.

Any person who owns beneficially, either directly or through one or more controlled companies, more than 25 per centum of the voting securities of a company shall be presumed to control such company. Any person who does not :so own more than 25 per centum of the voting securities of any company shall be presumed not to control such company. A natural person shall be presumed not to be a controlled person within the meaning of this title. Any such presumption may be rebutted by evidence, but, except as hereinafter provided, shall continue until a determination to the contrary made by the Securities and Exchange Commission by order, either of its own motion or on application by an interested person.

7. PURCHASE OR- SALE OF A SECURITY. The term "purchase or sale of a security" includes, INTER ALIA, the writing of an option to purchase or sell a security or financial futures contract.

8.  SECURITY.  The term  "security"  shall have the same meaning as set forth in
Section 2 (a) (36) of the 1940 Act, except that it shall not include securities issued by the Government of the United States, bankers' acceptances, bank. certificates of deposit, commercial paper, short term debt securities which are "government securities" within the meaning of Section 2(a)(16) of the 1940 Act, and shares of registered open-end investment companies. . "Security" is defined in Section 2(a)(36) as follows-

"Security" means any note, stock, treasury stock, bond, debenture, evidence of -indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put,' call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a "security," or any certificate of interest or participation in, temporary or interim certificate for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing.

9. SECURITY HELD OR TO BE ACQUIRED. The phrase "security hold or to be acquired" by the Fund means any security which, within the most recent fifteen (15) calendar days:

(a)  Is or has been hold by the Fund; or

(b) is being considered or has been considered by the Fund or its investment adviser for purchase by the Fund. A security is "being considered for purchase or sale" when a definite focus as to whether to purchase or sell an identified security has been developed and, with respect to the person making a recommendation to purchase or sell, when such person seriously considers making such a recommendation.

F.   DUTIES OF COMPLIANCE OFFICER AND SANCTIONS FOR CODE VIOLATIONS

1. It shall be the responsibility of the Fund's Compliance Officer to receive and maintain all reports submitted by access persons and to use reasonable diligence and institute procedures reasonably necessary to monitor the adequacy of such reports and to otherwise prevent or detect violations of this Code. Upon discovering a material violation of this Code involving any access person, it shall be the responsibility of the Fund's Compliance Officer to report such violation to the Board of Directors of the Fund. The Board of Directors of the Fund may impose such sanctions against the access person determined to have violated this Code as such Board deems appropriate, including INTER ALIA, a letter of censure or suspension or termination of the employment, officership or directorship of the violator with the Fund. No director may vote in connection with a determination of whether he has committed a violation of this Code or in connection with the imposition of any sanction against himself.

2. It shall be the responsibility of the Fund's Compliance Officer to periodically, but not I ass often than annually, Procure -- certification by a responsible officer of the . Fund's investment adviser that

(a) Such adviser has adopted a code of ethics as required by 17 CFR Section 270.17j-l(b)(1);

(b)  Such code of ethics remains in effect or has been replaced by another; and

(c) Such adviser enforces compliance by its employees with its adopted code of ethics. The Compliance Officer shall procure and retain a copy of each such code of ethics adopted by the Fund's investment adviser.

3. It shall be the responsibility of the Fund's Compliance Officer to identify all access persons of the Fund who are under a duty to make reports to the Fund pursuant to this Code of Ethics and to inform all such persons of such duty.

G.   RECORD RETENTION,

The Fund shall-maintain records in the manner and to the extent set forth below, which records may be maintained on microfilm under the conditions described in Rule 3la-2(f)(1) under 1940 Act, and shall be available for examination by representatives of the Securities and Exchange Commission:

1. RETENTION OF COPY OF THIS CODE. A copy of this Code and any amendments thereof shall be preserved in an easily accessible place;

2. RECORD OF VIOLATIONS. A record of any violation of this Code and of any action taken as a result of such violation shall be preserved in an easily accessible place for a period of not less than five (5) years following the end of the fiscal year in which the violation occurs;

3. COPY OF REPORTS. A Copy of each report made by an access person pursuant to this Code and reports from the Fund's investment adviser must be preserved for a period of not less than five (5) years from the end of the fiscal year in which such report is made, the first two (2) years in an easily accessible place;

4. LIST OF ACCESS PERSONS. A list of all persons who are, or within the past five (5) years of business have been, required to make reports pursuant to 17 CFR Section 270.J-1 under the 1940 Act and/or this Code shall be maintained in an easily accessible place; and

5. SITES OF RECORDS TO BE KEPT. All such records and/or documents required to be maintained pursuant to this Code and/or 17 CFR Section 270.17J-I(d) shall be kept at the offices of the Fund in California.

H.   CONFIDENTIALITY.

All reports and other records required to be filed or maintained under this Code shall be treated as confidential.

I.   INTERPRETATTON OF PROVISIONS.

The Board of Directors of the Fund may, from time to time, adopt such interpretations of this Code as such Board deems appropriate.

J.   AMENDMNTS TO CODE OF ETHICS.

Any amendment to this Code shall be effective thirty (30) calendar days after written notice of such amendment shall have been received by the Secretary of the Fund, unless the Board expressly determines that such amendment shall become of effective on an earlier date.

                                                              As Revised 6/06/95

D.2. QUARTERLY NEGATIVE TRANSACTIONS REPORT. In the Event that an access person is not required to file a Securities Transaction Report with respect to a particular fiscal quarter of the Fund, he or she shall , no later than ten (10) calendar day following the close of that fiscal quarter, file with the Fund a report certifying that he or she has not effected any securities transaction which was required to be reported to the Fund under either this Code or under S.E.C. Regulation 270.17j.